                                                                    Exhibit 20.1

                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT

                                                 Settlement Date         2/29/00
                                                 Determination Date      3/10/00
                                                 Distribution Date       3/15/00

I.      All Payments on the Contracts                                                                                  3,733,263.82
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                               40,014.08
III.    Repurchased Contracts                                                                                                  0.00
IV.     Investment Earnings on Collection Account                                                                              0.00
V.      Servicer Monthly Advances                                                                                         88,112.04
VI.     Distribution from the Reserve Account                                                                                  0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                               11,553.83
VIII.   Transfers to the Pay-Ahead Account                                                                               (9,381.18)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                               0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                              -334.9

Total available amount in Collection Account                                                                          $3,863,227.69
                                                                                                                      =============
DISTRIBUTION AMOUNTS                                                                 Cost per $1000
--------------------                                                                 --------------
1.   (a)  Class A-1 Note Interest Distribution                                                                 0.00
     (b)  Class A-1 Note Principal Distribution                                                                0.00
          Aggregate Class A-1 Note Distribution                                         0.00000000                             0.00

2.   (a)  Class A-2 Note Interest Distribution                                                                 0.00
     (b)  Class A-2 Note Principal Distribution                                                                0.00
          Aggregate Class A-2 Note Distribution                                         0.00000000                             0.00

3.   (a)  Class A-3 Note Interest Distribution                                                                 0.00
     (b)  Class A-3 Note Principal Distribution                                                                0.00
          Aggregate Class A-3 Note Distribution                                         0.00000000                             0.00

4.   (a)  Class A-4 Note Interest Distribution                                                           158,138.71
     (b)  Class A-4 Note Principal Distribution                                                        3,052,435.48
          Aggregate Class A-4 Note Distribution                                        86.07437507                     3,210,574.19

5.   (a)  Class A-5 Note Interest Distribution                                                           156,755.00
     (b)  Class A-5 Note Principal Distribution                                                                0.00
          Aggregate Class A-5 Note Distribution                                         5.35000000                       156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                           128,375.00
     (b)  Class A-6 Note Principal Distribution                                                                0.00
          Aggregate Class A-6 Note Distribution                                         5.41666667                       128,375.00

7.   (a)  Class B Note Interest Distribution                                                              59,285.00
     (b)  Class B Note Principal Distribution                                                                  0.00
          Aggregate Class B Note Distribution                                           5.56666667                        59,285.00

8.   (a)  Class C Note Interest Distribution                                                              98,822.83
     (b)  Class C Note Principal Distribution                                                                  0.00
          Aggregate Class C Note Distribution                                           5.70833312                        98,822.83

9.   Servicer Payment
     (a)  Servicing Fee                                                                                   46,385.28
     (b)  Reimbursement of prior Monthly Advances                                                         97,970.06
          Total Servicer Payment                                                                                         144,355.34

10.  Deposits to the Reserve Account                                                                                      65,060.33

Total Distribution Amount from Collection Account                                                                     $3,863,227.69
                                                                                                                      =============

Reserve Account distributions to Sellers

     (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                      32,920.53
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                                  Page 1 of 4

     (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                           32,139.80
     (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                                 12,184.29
     (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                      11,895.33
                  Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                              89,139.95
                                                                                                                      =============

Payahead Account distributions to Sellers

--------------------------------------------
     (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                                 169.4594
     (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                      165.4406
                  Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                  334.9

INTEREST

1.   Current Interest Requirement
     (a) Class A-1 Notes    @            5.845%                                                                0.00
     (b) Class A-2 Notes    @          0.06028                                                                 0.00
     (c) Class A-3 Notes    @            6.140%                                                                0.00
     (d) Class A-4 Notes    @            6.250%                                                           158138.71
     (e) Class A-5 Notes    @            6.420%                                                          156,755.00
     (f) Class A-6 Notes    @            6.500%                                                              128375
                  Aggregate Interest on Class A Notes                                                                     443268.71

     (g) Class B Notes @                0.0668                                                                                59285

     (h) Class C Notes @                0.0685                                                                             98822.83


2.   Remaining Interest Shortfall
     (a) Class A-1 Notes                                                                                       0.00
     (b) Class A-2 Notes                                                                                       0.00
     (c) Class A-3 Notes                                                                                       0.00
     (d) Class A-4 Notes                                                                                       0.00
     (e) Class A-5 Notes                                                                                       0.00
     (f) Class A-6 Notes                                                                                          0

     (g) Class B Notes                                                                                         0.00
                                                                                     --------------

     (h) Class C Notes                                                                                         0.00


3.   Total Distribution of Interest                                                  Cost per $1000
     (a) Class A-1 Notes                                                                0.00000000             0.00
     (b) Class A-2 Notes                                                                         0             0.00
     (c) Class A-3 Notes                                                                0.00000000             0.00
     (d) Class A-4 Notes                                                                4.23964370        158138.71
     (e) Class A-5 Notes                                                                5.35000000       156,755.00
     (f) Class A-6 Notes                                                                5.41666667           128375
                  Total Aggregate Interest on Class A Notes                                                               443268.71

     (g) Class B Notes                                                                 5.566666667                        59,285.00

--------------------------------------------
     (h) Class C Notes                                                                        5.71                         98822.83

                                                                                     --------------


PRINCIPAL

                                                                                   No. of Contracts
1.   Amount of Stated Principal Collected                                                                1348872.23
2.   Amount of Principal Prepayment Collected                                                90.00       1525068.28
3.   Amount of Liquidated Contract                                                              10        178494.97
                                                                                                       ------------
4.   Amount of Repurchased Contract                                                              0        0.0000000

                  Total Formula Principal Distribution Amount                                                          3,052,435.48

5.   Principal Balance before giving effect to Principal Distribution                                   Pool Factor
     (a) Class A-1 Notes                                                                                  0.0000000            0.00
     (b) Class A-2 Notes                                                                                  0.0000000            0.00
     (c) Class A-3 Notes                                                                                  0.0000000            0.00
     (d) Class A-4 Notes                                                                                  0.8140116   30,362,631.82
     (e) Class A-5 Notes                                                                                  1.0000000   29,300,000.00
     (f) Class A-6 Notes                                                                                          1        23700000

     (g) Class B Notes                                                                                            1   10,650,000.00

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

     (h) Class C Notes                                                                                            1   17,312,029.25


6.   Remaining Principal Shortfall
     (a) Class A-1 Notes                                                                                                       0.00
     (b) Class A-2 Notes                                                                                                       0.00
     (c) Class A-3 Notes                                                                                                       0.00
     (d) Class A-4 Notes                                                                                                       0.00
     (e) Class A-5 Notes                                                                                                       0.00
     (f) Class A-6 Notes                                                                                                          0

     (g) Class B Notes                                                                                                         0.00
                                                                                     --------------

     (h) Class C Notes                                                                                                         0.00


7.   Principal Distribution                                                          Cost per $1000
     (a) Class A-1 Notes                                                                0.00000000                             0.00
     (b) Class A-2 Notes                                                                0.00000000                             0.00
     (c) Class A-3 Notes                                                                0.00000000                             0.00
     (d) Class A-4 Notes                                                               81.83473137                     3,052,435.48
     (e) Class A-5 Notes                                                                0.00000000                             0.00
     (f) Class A-6 Notes                                                                         0                                0

     (g) Class B Notes                                                                           0                             0.00

     (h) Class C Notes                                                                           0                             0.00


8.   Principal Balance after giving effect to Principal Distribution                                    Pool Factor
     (a) Class A-1 Notes                                                                                  0.0000000            0.00
     (b) Class A-2 Notes                                                                                  0.0000000            0.00
     (c) Class A-3 Notes                                                                                  0.0000000            0.00
     (d) Class A-4 Notes                                                                                  0.7321768   27,310,196.34
     (e) Class A-5 Notes                                                                                  1.0000000   29,300,000.00
     (f) Class A-6 Notes                                                                                          1        23700000

     (g) Class B Notes                                                                                    1.0000000   10,650,000.00

--------------------------------------------
     (h) Class C Notes                                                                                            1     17312029.25



POOL  DATA
                                                                                                         Aggregate
                                                                                    No. of Contracts Principal Balance
1.   Pool Stated Principal Balance as of                  36585                             4,137      108,272,225.59

2.   Delinquency Information                                                                                            % Delinquent

         (a) 31-59 Days                                                                        69        1,282,527.77      0.0118454
         (b) 60-89 Days                                                                        19           395509.33    0.003652916
         (c) 90-119 Days                                                                        8          525,605.21    0.004854479
         (d) 120 Days +                                                                         0                0.00              0

3.   Contracts Repossessed during the Due Period                                                1           98,668.64

                                                                                                       --------------
4.   Current Repossession Inventory                                                             2          178,983.05

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                              10          178,494.97
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                          40,014.08
       Total Aggregate Net Losses for the preceding Collection Period                                                      138480.89

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                           2248.91

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                        378                        3946675.030

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                         0.093348362

--------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                            120.5751492

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
TRIGGER ANALYSIS

1.   (a)  Average 60+ Delinquency Percentage                                                1.256%
     (b)  Delinquency Percentage Trigger in effect ?                                                   NO

2.   (a)  Average Net Loss Ratio                                                       4.41183E-06
     (b)  Net Loss Ratio Trigger in effect ?                                                           NO
     (c)  Net Loss Ratio (using ending Pool Balance)                                   1.29596E-05

  3. (a) Servicer Replacement Percentage                                               0.001011019
--------------------------------------------                                           -----------
     (b)  Servicer Replacement Trigger in effect ?                                                     NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                                46,385.28

2.   Servicer Advances                                                                                                      88112.04

3.   (a)  Opening Balance of the Reserve Account                                                                          5325240.59
     (b)  Deposits to the Reserve Account                                                                  65060.33
     (c)  Investment Earnings in the Reserve Account                                                       24079.62
     (d)  Distribution from the Reserve Account                                                           -89139.95
     (e)  Ending Balance of the Reserve Account                                                                           5325240.59

4.   Specified Reserve Account Balance                                                                                    5325240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                             78903

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